Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Morgans Hotel Group Co.
New York, New York
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 27, 2007, relating to the consolidated/combined financial statements, of Morgans Hotel Group Co. and Morgans Hotel Group Co. Predecessor appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
New York, New York

February 14, 2008